PROMISSORY NOTE

                    West Palm Beach, Florida


Principal Amount:$_________                  Date:_______________


     Innovative Technology Systems, Inc., a Florida corporation (the "Maker"), for value received, promises to pay to the order of John W. Bylsma, an individual(the "Payee"), at the office of the Payee, or such other place that Payee may designate to Maker in writing from time to time the principal sum of ______________ Dollars ($________) payable with interest thereon from the date hereof computed on the basis of the actual number of days elapsed and a year of 360 days, at such rates as are hereinafter provided; said principal and interest to be paid without offset or deduction in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues, public and private, subject to the following terms and conditions:

1.   INTEREST RATE

     The principal amount hereof together with accrued unpaid interest shall bear interest, as adjusted at a rate calculated as provided herein. From the date hereof until maturity interest shall accrue at the rate of Prime + 2% per annum, adjusted annually.

2.   PAYMENTS AND MATURITY

     The principal, in the amount of __________________ Dollars ($______), and interest at the applicable interest rate, is due upon the earlier to occur of: (i) Ten (10) years from the date hereof; or (ii) the consummation of a merger, or other reorganization, of the Maker with another company as contemplated by the Maker's plan of business.

3.   RIGHT TO PREPAY

     It is specifically agreed by Payee that Maker shall have the absolute right to prepay in whole, or in part, without premium or penalty, the indebtedness evidenced hereby, including all unpaid accrued interest. Any such prepayment shall be first applied to accrued interest with the remainder applied to the reduction of the principal balance hereof.




4.   NON-TRANSFERABLE

     Neither legal nor beneficial interest in this Promissory Note ("Note") or any rights hereunder shall be negotiated, assigned, sold nor in any way transferred by action of the Payee without the prior written consent of the Maker which shall not be withheld if Payee satisfies the Maker that the proposed transfer would not be in violation of federal or state securities or other laws. However, nothing herein shall preclude this Note and any rights hereunder from being bequeathed or descending in accordance with the laws of descent and distribution or from being pledged as security for a bona fide loan.

5.    GENERAL PROVISIONS

      (a) Late Charges. If the payment is not received by Payee within five (5) days of its due date, Maker shall pay Payee a late charge of five percent (5%) of the amount due and Payee shall not be obligated to accept said payment not accompanied by said additional amount.

      (b) Attorney's Fees. Maker promises to pay (in addition to the above principal and interest) all costs of collection, including reasonable attorney's fees if this Note is collected by or through an attorney at law.

      (c) Waiver. Maker, for itself, its heirs, legal representatives, successors and assigns, hereby expressly waives presentment for payment, demand, notice of demand, notice of dishonor, protest, notice of protest, diligence in collection, and all other notices of demands whatsoever with respect to this Note except as expressly provided for herein, and hereby consents to any and all indulgences granted by Payee, or any substitution, exchange or release of collateral permitted by Payee, all without in any way modifying, altering, releasing, affecting or limiting the validity of the indebtedness evidenced hereby or impairing any of Payee's rights following a default hereunder. No failure to accelerate the debt evidenced hereby by reason of default from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereto to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the United States or any State thereof. Maker hereby expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contradictory to or in conflict with the foregoing sentence. No extension of the time for payment of this Note, or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      (d) Waiver and Requirement of Exemptions. Maker hereby waives and renounces for itself, its heirs, legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the United States of America or of any state thereof to and in all its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys, and assigns to the Payee a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Payee a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal hereof, and does hereby irrevocably appoint the Payee the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

      (e) Governing Law. This Note is intended to constitute a contract and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

      (f)  Time of Essence.  Time is of the essence of this Note.

      (g) Inurement. This Note shall bind and inure to the benefit of Maker and Payee and their respective heirs, executors, successors, assigns and legal representatives, whether by voluntary action or by operation of law.

      (h) Captions. The captions of the paragraphs of this Note are for convenience only and are not intend to be nor shall be construed as being a part hereof and shall not limit, expand or otherwise affect any of the terms hereof.

     SIGNED, SEALED AND DELIVERED, by Maker the day and year first set forth above.


MAKER


____________________________
John W. Bylsma, President
Innovative Technology Systems, Inc.